                                                                 EXHIBIT 10.28


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                             CENTERMARK PROPERTIES, INC.

                                         AND

                             STICHTING PENSIOENFONDS ABP





                              SERIES A PREFERRED SHARES

                                         AND

                           OPTIONS COVERING ORDINARY UNITS
                              OF WESTFIELD AMERICA TRUST





                      ------------------------------------------

                                SUBSCRIPTION AGREEMENT

                      ------------------------------------------




                              Dated as of June 14, 1996



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

                                SUBSCRIPTION AGREEMENT

                                  TABLE OF CONTENTS


                                                                            Page

Section 1.  Sale and Purchase. . . . . . . . . . . . . . . . . . . . . . .    2

Section 2.  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
           2.1.  Place and Date. . . . . . . . . . . . . . . . . . . . . .    2
           2.2.  Purchase of Securities. . . . . . . . . . . . . . . . . .    2
           2.3.  Payment of Purchase Price . . . . . . . . . . . . . . . .    2
           2.4.  Failure of Conditions . . . . . . . . . . . . . . . . . .    2
           2.5.  Postponement of Closing . . . . . . . . . . . . . . . . .    3

Section 3.  Conditions to the Obligations of the Purchaser . . . . . . . .    3
           3.1.  Representations and Warranties. . . . . . . . . . . . . .    3
           3.2.  Performance . . . . . . . . . . . . . . . . . . . . . . .    4
              3.3.  Memorandum . . . . . . . . . . . . . . . . . . . . . .    4
           3.4.  Proceedings and Documents . . . . . . . . . . . . . . . .    4
              3.5.  Opinions of Counsel. . . . . . . . . . . . . . . . . .    4
              3.6.  Material Adverse Change. . . . . . . . . . . . . . . .    5
           3.7.  Consents. . . . . . . . . . . . . . . . . . . . . . . . .    5

Section 4.  Conditions to the Obligations of the Company . . . . . . . . .    6
           4.1.  Representations and Warranties. . . . . . . . . . . . . .    6
              4.2.  WAT Underwriting . . . . . . . . . . . . . . . . . . .    6

Section 5.  Representations and Warranties of the Company. . . . . . . . .    7
           5.1.  Status; Power and Authority.. . . . . . . . . . . . . . .    7
           5.2.  No Violation or Conflict. . . . . . . . . . . . . . . . .    7
           5.3.  Securities. . . . . . . . . . . . . . . . . . . . . . . .    7
           5.4.  Obligations Binding . . . . . . . . . . . . . . . . . . .    8

                                                                            PAGE

           5.5.  Federal Securities Law Matters. . . . . . . . . . . . . .    8
           5.6.  Disclosure. . . . . . . . . . . . . . . . . . . . . . . .    8
           5.7.  Legal Proceedings.. . . . . . . . . . . . . . . . . . . .    8
           5.8.  Investment Company. . . . . . . . . . . . . . . . . . . .    9
           5.9.  REIT Status.. . . . . . . . . . . . . . . . . . . . . . .    9

Section 6.  Representations and Warranties of the Purchaser. . . . . . . .    9
           6.1.  Organization and Standing . . . . . . . . . . . . . . . .    9
           6.2.  Agreement . . . . . . . . . . . . . . . . . . . . . . . .    9
           6.3.  Governmental and Other Consents.. . . . . . . . . . . . .    9
           6.4.  ERISA Matters . . . . . . . . . . . . . . . . . . . . . .   10
           6.5.  Investment Representation; Transfer Restrictions. . . . .   10
           6.6.  Ownership . . . . . . . . . . . . . . . . . . . . . . . .   10
           6.7.  Investigation, Etc. . . . . . . . . . . . . . . . . . . .   10

Section 7.  Restrictions on Transfer . . . . . . . . . . . . . . . . . . .   11

Section 8.  Survival of Representations and Warranties . . . . . . . . . .   12

Section 9.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

Section 10.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .   13

Section 11.  Successors and Assigns. . . . . . . . . . . . . . . . . . . .   14

Section 12.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .   14

Section 13.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . .   14

Section 14.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .   14

Section 15.  Issuance and Other Taxes. . . . . . . . . . . . . . . . . . .   14

Section 16.  No Delay; Waiver. . . . . . . . . . . . . . . . . . . . . . .   14

                                                                            PAGE


Section 17.  Severability. . . . . . . . . . . . . . . . . . . . . . . . .   14

Section 18.  Appointment of Agent for Service; Waiver or Immunity. . . . .   15

Section 19.  Financial Statements and Other Information. . . . . . . . . .   15

Section 20.  Inspection. . . . . . . . . . . . . . . . . . . . . . . . . .   16

Section 21.  Lost, etc., Certificates. . . . . . . . . . . . . . . . . . .   16


Exhibit A: Form of Restated Articles of Incorporation
Exhibit B: Form of Special Option Deed
Exhibits C-F:Forms of Counsel Opinions
Exhibit G: Form of Transfer Letter (Section 7)

                                SUBSCRIPTION AGREEMENT


          SUBSCRIPTION AGREEMENT, dated as of June 14, 1996, between CENTERMARK PROPERTIES, INC., a Missouri corporation (the "COMPANY"), and STICHTING PENSIOENFONDS ABP, an entity established under the laws of The Kingdom of the Netherlands, whose principal business is investing in funds held on behalf of public sector employees of The Kingdom of the Netherlands(the "PURCHASER").

                                W I T N E S S E T H :

          WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 940,000 shares of Series A Preferred Shares, par value $1 per share, of the Company (the "SHARES") having the terms and conditions set forth in Article Fourth of the Company's Restated Certificate of Incorporation, as amended, to be amended on or prior to the Closing Date (as defined herein), in substantially the form set forth in Exhibit A hereto (with such changes therefrom as shall not adversely affect the rights, preferences or powers of the Shares), and 940,000 options (the "OPTIONS", the Shares and the Options collectively referred to herein as the "SECURITIES") issued by Westfield America Management Limited, a company organized under the laws of New South Wales, Australia, as manager (in such capacity, the "MANAGER") on behalf of Westfield America Trust ("WAT"), a public trust constituted by the Westfield America Trust Deed, dated March 28, 1996, as amended on May 9, 1996 (the "WAT TRUST DEED"), with Perpetual Trustee Company Limited, a company organized under the laws of New South Wales, Australia, as trustee of WAT (in such capacity, the "WAT TRUSTEE"), the Options being options to be issued pursuant to the Special Option Deed, dated May 14, 1996, attached as Exhibit B hereto, to be amended on or prior to the Allotment Date pursuant to a Deed of Variation in the form included in Exhibit B hereto (as so amended, the "OPTION DEED"), and each Option shall provide the right to purchase, on the terms and conditions set forth in the Option Deed, such number of ordinary units of WAT (subject to recalculation as provided therein) as shall equal the Special Option Number (as defined in the Option);

          NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties hereto agree as follows:

          Section 1. SALE AND PURCHASE. In reliance upon the representations and warranties contained herein and subject to the terms and conditions hereof, the Company agrees to sell to the Purchaser, and the Purchaser agrees to
purchase, on the Closing Date (as defined in Section 2),     the Securities.

          Section 2. CLOSING. 2.1. PLACE AND DATE. The closing of the sale and purchase of the Securities (the "CLOSING") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 25 Bucklersbury, London EC4N 8DA, at 9:00 a.m. New York time on July 1, 1996, or at such other time and place as may be established pursuant to Section 2.5 or as the parties to this Agreement shall agree (the "CLOSING DATE").

          2.2. PURCHASE OF SECURITIES. Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and the Company shall sell to the Purchaser at the Closing referred to in Section 2.1 hereof, 940,000 Shares and 940,000 Options at an aggregate purchase price of US$940,00,000 (the "PURCHASE PRICE"), of which U.S.$88,548,000 shall be allocated to the Shares and U.S.$5,452,000 shall be allocated to the Options.

          2.3. PAYMENT OF PURCHASE PRICE. Subject to all of the terms and conditions of this Agreement, the Purchaser shall deliver at the Closing cash in an amount equal to the Purchase Price by bank transfer or transfer in immediately available funds to the account of ABN AMRO Bank N.V. ("ABN

AMRO") at 500 Park Avenue, New York, N.Y. 10022 (account no. 57-40-70-00-29-41), with instructions to ABN AMRO to deliver at the Closing such funds by bank transfer or transfer in immediately available funds to such account of the Company as shall be specified by written notice from the Company to ABN AMRO given not less than 2 business days prior to the Closing Date, in full payment for the Securities.

          2.4.  FAILURE OF CONDITIONS.  If any of the conditions specified in
Section 3 or 4 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled, the Agreement may be terminated by either party by notice to the other party without liability to any other party, except for the Delayed Closing Fee (as defined herein), if any, which shall be paid whether or not the Closing occurs.

          2.5. POSTPONEMENT OF CLOSING. Provided that the Allotment Date (as defined in Section 3) has been postponed pursuant to the prospectus, as registered with the Australian Securities Commission on 23 May, 1996, relating to WAT's ordinary units (such prospectus, together with any amendment or supplement thereto and any document incorporated by reference therein, being herein referred to as the "MEMORANDUM") and the related underwriting agreements, on or before the close of business (New York time) on June 27, 1996, the Company may give notice to the Purchaser postponing the Closing Date to a date, specified in such notice, which shall be the date which is one New York business day following the Allotment Date so postponed, but not later than September 30, 1996. If the Closing Date is so postponed to a date after July 12, 1996 or if this Agreement is terminated pursuant to the provisions hereof after July 12, 1996 and prior to a Closing Date, the Company shall pay to the Purchaser an additional fee (the "DELAYED CLOSING FEE") for the period from and including July 13, 1996 to but not including the Closing Date or the date of such termination (the "DELAY PERIOD") calculated on the basis of the following formula: the product of the Purchase Price and 8.5% multiplied by a fraction the numerator of which shall be the number of days of the Delay Period and the denominator of which shall be 365 (the "FRACTION") LESS the product of the Purchase Price and the Applicable LIBID Rate multiplied by the Fraction. The "APPLICABLE LIBID RATE" shall mean the rate determined on the basis of the bid rates for deposits in U.S. dollars for a period of one month, as set forth on the Reuters Screen LIBP page as of 10:00 a.m., New York time, on July 1, 1996, PROVIDED, HOWEVER, that if two or more such bid rates appear on the Reuters Screen LIBP page, the rate will be the arithmetic mean of such bid rates rounded upwards, if necessary, to the nearest 1/16 of 1%.

          Section 3. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser under this Agreement are subject to the fulfillment prior to or at the time of allotment in Sydney (the "ALLOTMENT TIME") of WAT ordinary units on the date of allotment thereof in Sydney (the "ALLOTMENT DATE") as set forth in the Memorandum or, in the case of the conditions set forth in Sections 3.5, 3.7 and 3.9, prior to or at the Closing, of the following conditions:

          3.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth herein and in any written statement, certificate or other instrument delivered to the Purchaser pursuant hereto shall be true and correct in all material respects at the Allotment Time, and the Purchaser shall have received a certificate of the chief financial officer of the Company, dated as of the Allotment Date, to such effect.

          3.2. PERFORMANCE. The Company shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Allotment Time or the time of time of the Closing, as the case may be.

          3.3. MEMORANDUM. At the Allotment Time, all the conditions set forth in Section 4.6 of the Memorandum shall have occurred and been completed in all material respects to the satisfaction of the Purchaser (whether or not waived pursuant to the terms of the Memorandum and the related underwriting agreements) and contemporaneously with the Allotment Time approximately 400,000,000 ordinary units of WAT shall have been allotted pursuant to the Memorandum. Since May 23, 1996 and prior to the Allotment Time, there shall have been no amendment of or supplement to the Memorandum reflecting changes in the transaction and documents described in the Memorandum which might reasonably be expected to materially and adversely affect the holders of the Securities.

          3.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incidental thereto shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such originals or certified or other copies of such documents as the Purchaser may reasonably request.

          3.5. OPINIONS OF COUNSEL. The Purchaser shall have received (i) an opinion of Debevoise & Plimpton, New York counsel to the Company, dated a date not earlier than the Allotment Date and not later than the Closing Date; (ii) an opinion of Bryan Cave or other counsel reasonably satisfactory to the Purchaser, as special Missouri counsel for the Company, dated a date not earlier than the Allotment Date and not later than the Closing Date, (iii) an opinion of Skadden, Arps, Slate, Meagher & Flom, special U.S. tax counsel to the Company, dated a date not earlier than the Allotment Date and not later than the Closing Date; and (iv) an opinion of Minter Ellison, Australian counsel to WAT, dated a date not earlier than the Allotment Date and not later than the Closing Date, in the respective forms of Exhibits C, D, E and F hereto.

          3.6. MATERIAL ADVERSE CHANGE. There shall not have occurred at any time at or prior to the Allotment Time since the respective dates as of which information is given in the Memorandum, any material adverse change, or any act, omission or thing which could reasonably be expected to result in a material adverse change, in the business, operations or condition (financial or otherwise) of either the Company, the Manager, the WAT Trustee or WAT and/or its respective subsidiaries, in each case taken as a whole, whether or not arising in the ordinary course of business.

          3.7. CONSENTS. All authorizations and consents necessary for the execution and delivery by the Company, the Manager or the WAT Trustee, as the case may be, or on behalf of the Company, the Manager or the WAT Trustee, as the case may be, of this Agreement and the Option Deed and the sale and delivery of the Securities as contemplated herein and thereby will, at or prior to the Closing, have been given and will be in full force and effect at the time of the Closing. The form of the certificate representing the Options and the form of transfer certificate attached to the Option Deed will comply with all applicable requirements, including The Listing Rules of the Australian Stock Exchange Limited.

          3.8. NO VIOLATION. From the date of this Agreement to the Allotment Time, (i) no law, rule or regulation to which the Purchaser is subject shall have been enacted, (ii) no judicial or administrative order or decree to which the Purchaser is subject shall have been entered and (iii) no standard, fiduciary duty or policy established by applicable law which governs the management and/or investment criteria of the Purchaser shall have been established, which in any such event would prevent either (A) the ownership by the Purchaser of a Share at a time when the Purchaser owns no Options or (B) the ownership by the Purchaser of an Option at a time when the Purchaser owns no Shares. At the Allotment Time, the purchase of and payment for the Securities to be purchased by the Purchaser on the Closing Date shall not be prohibited by any applicable law or governmental regulation (other than any such law or regulation of the jurisdiction in which the Purchaser is organized which was in effect on the date hereof).

          3.9. EXERCISE OF GGP AND WHITEHALL OPTIONS. Each of the 1996 GGP Option (the "1996 GGP OPTION), as defined in and pursuant to the GGP Option Agreement, dated as of December 19, 1995, as amended, by and among the Company, Westfield U.S. Investments Pty. Limited and GGP Limited Partnership, and the Whitehall Option (the "WHITEHALL OPTION"), as defined in and pursuant to the Whitehall Option Agreement, dated as of December 19, 1995, as amended, by and among the Company, Westfield U.S. Investments Pty. Limited, Whitehall Street Real Estate Limited Partnership III, Stone Street Real Estate Fund 1993, Stone Street Real Estate Fund 1994, Bridge Street Real Estate Fund 1993 and Bridge Street Real Estate Fund 1994, shall have been exercised.

          3.10. OBLIGATIONS OF MANAGER UNDER OPTION DEED. At or prior to the Allotment Date, either (a) the Option Deed shall have been amended to provide that upon a breach by the Manager of its obligations thereunder, the holder of the Option shall have recourse for damages incurred to the assets of WAT or (b) Westfield Holdings Limited or another entity designated by the Company reasonably satisfactory to the Purchaser shall have indemnified the holders of the Option for damages or losses (including legal fees and expenses) incurred or suffered by the Purchaser due to the failure or inability of the Manager to perform its obligations under the Option Deed.

          3.11. OPTION DEED. The Option Deed, including the Deed of Variation, shall have been duly authorized, executed and delivered by each of the parties thereto.

          Section 4. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company under this Agreement are subject to the fulfillment prior to or at the Allotment Time or, in the case of the conditions set forth in Section 4.3, prior to or at the Closing, of the following conditions:

          4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser set forth herein and in any written statement, certificate or other instrument delivered to the Company pursuant hereto shall be true and correct in all material respects at the Allotment Time.

          4.2. WAT UNDERWRITING. Prior to and at the Allotment Time, the agreements with the underwriters referred to in the Memorandum shall not have been terminated under the terms thereof.

          4.3. EXERCISE OF GGP AND WHITEHALL OPTIONS. Each of the 1996 GGP Option and the Whitehall Option shall have been exercised.

          Section 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and covenants to the Purchaser as follows:

          5.1. STATUS; POWER AND AUTHORITY. The Company is a company duly organized, validly existing and in good standing under the laws of the State of Missouri and has all requisite power and authority to enter into and perform its obligations under this Agreement and the Shares. WAT is a validly subsisting public trust established under the WAT Trust Deed which has not been terminated. The Manager is a company duly organized and validly existing under the laws of New South Wales, Australia, and has all requisite power and authority to enter into and perform its obligations under the Option Deed and the Options. The WAT Trustee is a company duly organized and validly existing under the laws of New South Wales, Australia, and has the power and authority under the WAT Trust Deed to enter into and perform its obligations under the Option Deed and the Options.

          5.2. NO VIOLATION OR CONFLICT. The execution and delivery of this Agreement by the Company and the Option Deed by each of the Manager and the WAT Trustee and the consummation of the transactions contemplated herein and thereby (including the sale and delivery of the Securities) will not result in a breach by the Company, the Manager or the WAT Trustee, as the case may be, of, or constitute a default by the Company, the Manager or the WAT Trustee, as the case may be, under, (i) the charter or by-laws (or other governing document) or any contract, agreement or instrument to which the Company, the Manager or the WAT Trustee is a party or by which the Company, the Manager or the WAT Trustee is bound or their respective properties may be subject or (ii) any existing applicable law, rule, published regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company, the Manager or the WAT Trustee or any of their respective properties.

          5.3. SECURITIES. Each of the Company, the Manager and the WAT Trustee has full right, power and authority to sell, transfer and deliver the Securities as contemplated by this Agreement and the Option Deed, as the case may be; and upon delivery of the Securities and payment of the Purchase Price therefore as contemplated by this Agreement, the Purchaser will receive good and valid title to the Securities purchased by it, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind and such Securities will be fully paid and non-assessable, except that there are certain restrictions on ownership and transfer of the Securities described herein, in the Company's Restated Certificate of Incorporation, as amended, and in the Option Deed.

          5.4. OBLIGATIONS BINDING. This Agreement has been duly authorized by all necessary action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

          5.5. FEDERAL SECURITIES LAW MATTERS. (i) None of the Company, the Manager or the WAT Trustee nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts in the United States within the meaning of Regulation S ("REGULATION S") under the United States Securities Act of 1933, as amended (the "SECURITIES ACT") with respect to the Securities, (ii) it and they have complied with the offering restriction requirements of Regulation S, (iii) none of the Company, the Manager, the WAT Trustee or any person acting on its or their behalf has offered or will offer to sell any of the Securities by means of any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iv) none of WAT, the Manager or the WAT Trustee, as the case may be, is a "foreign issuer" within the meaning of Regulation S and the Company reasonably believes that there is no "substantial U.S. market interest" (as such term is defined in Regulation S) in the Securities.

          5.6. DISCLOSURE. The Memorandum does not include, and at the Allotment Time will not include, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          5.7. LEGAL PROCEEDINGS. No legal or governmental proceedings are pending to which the Company, the Manager or the WAT Trustee or to which the property of the Company, the Manager or the WAT Trustee is subject which might reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of either the Company, the Manager or the WAT Trustee and/or its respective subsidiaries, in each case taken as a whole, whether or not arising in the ordinary course of business.

          5.8. INVESTMENT COMPANY. Each of the Company, the Manager and the WAT Trustee is not an "investment company", and is not directly or indirectly controlled by any person which is required to register as an "investment company", within the meaning of and under the U.S. Investment Company Act of 1940, as amended, and the transactions contemplated by this Agreement will not cause the Company to become an "investment company" subject to registration under such Act.

          5.9. REIT STATUS. The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the U.S. Internal Revenue Code of 1986, as amended (the "CODE"), and the present and contemplated method of operation of the Company does and will enable the Company to meet the requirements for taxation as a REIT under the Code.

          Section 6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents, warrants and covenants to the Company as follows:

          6.1. ORGANIZATION AND STANDING. The Purchaser has all requisite power and authority to enter into and perform its obligations under this Agreement.

          6.2. AGREEMENT. This Agreement has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

          6.3. GOVERNMENTAL AND OTHER CONSENTS. No consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or any other person is required to be obtained by the Purchaser in connection with the execution, delivery or performance of this Agreement by the Purchaser or of any of the transactions contemplated hereby.

          6.4. ERISA MATTERS. None of the funds proposed to be used by you to purchase any Securities constitutes assets of an employee benefit plan within the meaning of The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to ERISA.

          6.5. INVESTMENT REPRESENTATION; TRANSFER RESTRICTIONS. The Purchaser is acquiring the Securities (and, upon exercise of any Option, the WAT ordinary units issued pursuant thereto) for its own account and not with a view to, or for sale in connection with, any distribution thereof. The Purchaser understands that the Securities (and such WAT ordinary units) are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Securities (and such WAT ordinary units) have not been and will not be registered under the Securities Act and that (i) if it decides to resell, pledge or otherwise transfer such Securities (and such WAT ordinary units), such Securities (and such WAT ordinary units) may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement under the Securities Act, (B) outside the United States to a non-U.S. person in a transaction meeting the requirements of Rules 903 and 904 of Regulation S and in accordance with any applicable securities laws of any applicable jurisdiction, (C) to the Company and its affiliates or WAT and its affiliates, or (D) in each case subject to the restrictions on ownership and transfer set forth below in Section 7; and (ii) the Purchaser will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth below in
Section 7.

          6.6. OWNERSHIP. No individual owns, directly or indirectly, more than five percent of the beneficial interests of the Purchaser.

          6.7. INVESTIGATION, ETC. The Purchaser confirms that it is not entitled to rely on any investigation that ABN AMRO or any of its affiliates or any person acting on its or their behalf may have conducted with respect to the Company, WAT and the ordinary units of WAT.

          6.8. NO VIOLATION. As of the date of this Agreement, neither (i) the ownership by the Purchaser of a Share at a time when the Purchaser owns no Options nor (ii) the ownership by the Purchaser of an Option at a time when the Purchaser owns no Shares would contravene, violate or constitute a default under
(A) any document pursuant to which the Purchaser was organized and operates, (B) any law, rule or regulation to which the Purchaser is subject (other than laws of the United States, the District of Columbia or any State), (C) any judicial or administrative order or decree to which the Purchaser is subject or (D) any standard, fiduciary duty or policy which governs the management and/or investment criteria of the Purchaser. As of the date of this Agreement, the purchase of and payment for the Securities to be purchased by the Purchaser on the Closing Date is not prohibited by any applicable law or governmental regulation of the jurisdiction in which the Purchaser is organized.

          Section 7. RESTRICTIONS ON TRANSFER. (i) The Purchaser understands and agrees that any certificates evidencing the Shares purchased pursuant to this Subscription Agreement shall be stamped or endorsed with legends in substantially the following form and the Purchaser shall be subject to the provisions of such legends:

     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES

     ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM AND AS SET FORTH HEREIN.

     THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (2) INSIDE THE UNITED STATES TO A PERSON WHO IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a))(1),(2), (3) AND (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO (i) THE RECEIPT BY THE ISSUER OF A LETTER IN SUBSTANTIALLY THE FORM ATTACHED TO THE SUBSCRIPTION AGREEMENT PURSUANT TO WHICH THIS SECURITY WAS ISSUED ,(ii) UNLESS THE TRANSFER IS OF SECURITIES WITH A PURCHASE PRICE OF NOT LESS THAN US$ 250,000, THE RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, AND
     (iii) THE RECEIPT BY THE ISSUER OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE ISSUER THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, (3) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULES 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) TO THE ISSUER OR ITS AFFILIATES, OR (5) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
     (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

(ii) The Purchaser understands and agrees that, as of the Closing Date, the Shares shall bear the following additional legend and that the Purchaser shall be subject to the provisions of such legend:

     THIS SECURITY IS ISSUED PURSUANT TO AND IS SUBJECT TO THE TERMS AND CONDITIONS OF THE ISSUER'S ARTICLES OF INCORPORATION, AS AMENDED.

(iii) The Purchaser understands and agrees that, as of the Closing Date, the Options will be subject to the transfer restrictions under the Option Deed and shall be stamped or endorsed with legends in the forms set forth in the Option Deed and that the Purchaser shall be subject to the provisions of such legends.

(iv) The Purchaser understands that the WAT ordinary units issuable upon exercise of the Options will be subject to the transfer restrictions under the WAT Trust Deed and the Option Deed and that the Trustee of WAT will not recognize or effect transfers of ownership of the WAT ordinary units unless such transfer restrictions are complied with and fully satisfied (so long as such transfer restrictions shall apply to such WAT ordinary units).


          Section 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated herein shall survive the making of this Agreement and transfer of the Securities.


          Section 9. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand or sent by first-class mail, postage prepaid, or by telecopy, as follows:

If to the Purchaser, at:

          P.O Box 2889
          6401 DJ Heerien
          The Netherlands

with a copy to:

          U.S. Alpha Incorporated
          450 Lexington Avenue
          Suite 1800
          New York, New York 10017
          Attention: Jean Klijnen, Portfolio Manager

If to the Company, at:

          11601 Wilshire Blvd.
          12th Floor
          Los Angeles, CA  90025
          Attention: President

with a copy to:

          Debevoise & Plimpton
          875 Third Avenue
          New York, New York 10022
          Attention:  Barry Mills

or, in each case, at such address and to the attention of such person as either party shall have furnished to the other by notice.


          Section 10. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties hereto. This Agreement may be modified or terminated only by an instrument in writing signed by the parties hereto.

          Section 11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto.


          Section 12. HEADINGS. The headings of the sections of this Agreement are solely for convenience of reference and shall not affect the meaning of any of the provisions hereof.


          Section 13. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York as applied to contracts made and fully performed in New York.


          Section 14. COUNTERPARTS. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


          Section 15. ISSUANCE AND OTHER TAXES. The Company shall pay or cause to be paid all stamp, stamp duty, stamp duty reserve, documentary, registration, transfer or similar taxes required to be paid in connection with the issuance to the Company of the Options, the exercise of the Options and the issuance of ordinary units of WAT pursuant thereto and the issuance and sale to the Purchaser of the Securities, and shall have caused all appropriate stock transfer tax stamps to be affixed to the certificates representing the Securities so sold and delivered. The Company shall file, independently or jointly with the Purchaser, as the law requires, all transfer tax filings required to be filed by it in connection with the sale and delivery to Purchaser of the Securities.

          Section 16. NO DELAY; WAIVER. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.


          Section 17. SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

          Section 18.  APPOINTMENT OF AGENT FOR SERVICE; WAIVER OR IMMUNITY.
The Company represents to the Purchaser that it has appointed CT Corporation System, 1633 Broadway, New York, New York as the authorized agent of the Company for service of process in any action, suit or proceeding against the Company instituted by the Purchaser based on or arising under this Agreement in any federal or state court in the State of New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit or proceeding. The Company represents to the Purchaser that it has notified CT Corporation System of such designation and appointment and that CT Corporation System has accepted the same in writing. The Company agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment in full force and effect for so long as the Securities remain outstanding from the Closing Date.

          Section 19. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will deliver (in duplicate) to the Purchaser, so long as the Purchaser shall hold any of the Securities:

          (a) as soon as practicable after the end of each semi-annual fiscal period, a consolidated balance sheet of the Company and its subsidiaries as at the end of such period, and a consolidated statement of income and of retained earnings of the Company and its subsidiaries for such period, setting forth in each case, in comparative form, figures for the corresponding period of the previous fiscal year, all in reasonable detail and certified as true and correct by a principal financial officer of the Company, subject to year-end adjustments;

          (b) as soon as practicable after the end of each fiscal year, a consolidated balance sheet of the Company and its subsidiaries and a consolidated statement of income and of retained earnings of the Company and its subsidiaries for such year, setting forth in each case, in comparative form, figures for the previous fiscal year, all in reasonable detail and certified by independent certified public accountants; and

          (c) promptly upon transmission thereof, copies of all financial statements, proxy statements, reports and returns sent by the Company to any class of its stockholders and of all registration statements and regular and periodic reports, if any, filed by it with the United States Securities and Exchange Commission or any governmental authority succeeding to the functions of such Commission.

          Section 20. INSPECTION. The Company will permit any authorized representatives designated by the Purchaser (so long as the Purchaser shall hold any of the Securities) at the Purchaser's expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss its and their affairs, finances and accounts with its and their officers, all at such reasonable times and as often as may be reasonably requested.

          Section 21. LOST, ETC., CERTIFICATES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any of the Shares and, in case of any such loss, theft or destruction, upon delivery of indemnity satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company will at its expense make and deliver a new certificate, of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificate. Upon surrender of any certificate representing any of the Shares to the Company at its principal office, the Company at its expense will issue in exchange therefor and deliver to the holder of the surrendered certificate a new certificate or certificates, in such denomination or denominations as may be requested by such holder.

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above-written.

                                   CENTERMARK PROPERTIES, INC.


                                   By:   /s/ Peter Lowy
                                      ----------------------------------------
                                      Name:   Peter Lowy
                                      Title:  Executive Vice President


                                   STICHTING PENSIOENFONDS, ABP


                                   By:   /s/ Jean Frijns
                                        --------------------------------------
                                      Name:   Jean Frijns
                                      Title:  MD ABP Investments


                                   By:   /s/ W. Borgdorff
                                        --------------------------------------
                                      Name:   W. Borgdorff





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